Exhibit 10.4

CONSULTING SERVICES AGREEMENT

This Consulting Services Agreement (this “Agreement”) is dated July 5, 2009, and is entered into in People’s Republic of China (“PRC” or “China”) by and between Huainan Zheng Yuan Commercial Trading Co., Ltd. (“Party A”) and NewTech Enterprise Management, Inc (“Party B”). Party A and Party B are referred to collectively in this Agreement as the “Parties.”

RECITALS

(1)	Party A, a limited company incorporated in PRC, is engaged in consulting and business trading;

(2)
Party B, a corporation organized under laws of the State of Delaware and seeking “Target Companies” for combination which shall include the company(ies) engaging in mining equipment business with its principal operations located in the People’s Republic of China, health financial data, growth potential, experienced and skillful management and competitive advantage;

The Parties desire that Party A provide Party B with consulting and other relevant services in connection with mining equipment business in China; and

The Parties are entering into this Agreement to set forth the terms and conditions under which Party A shall provide consulting and other related services to Party B.

NOW THEREFORE, the Parties agree as follows:

2.	RETENTION AND SCOPE OF SERVICES

2.1           Party B hereby agrees to retain the services of Party A, and Party A accepts such appointment, to provide to Party B services in relation to the combination of companies in mining equipment business in the PRC pursuant to the terms and conditions of this Agreement (the “Services”).  The Services shall include, without limitation:

(a)           General Information.  Provide general advice, assistance and study report relating to general information of mining equipment business in PRC, including without limitation, business news, technology, law and policy information, market shares, major player, average profit margin, average salary of employee, and other information required to know by Party B

(b)           Services Regarding Combination   .

(i)    Provide general advice, assistance and report in relation to Target Companies which may potentially be combined with Party B;

(ii)   Provide advice and assistance in relation to feasible plan for business combination; and

(iii)   Provide advice and assistance for Party B to access to potential Target Companies and any related information.

(c)           Business Development. Provide advice and assistance in future business growth and development of Party B.

(d)           Other.  Such other advice and assistance as may be agreed upon by the Parties.

3.           PAYMENT

3.1           In consideration of the Services to be provided by Party A hereunder, Party B shall pay to Party A a consulting services fee (the “Consulting Services Fee”) during the term of this Agreement, payable in Renminbi (“RMB”) each quarter, equal to RMB 45000.

3.2           The Consulting Services Fee shall be paid in RMB by telegraphic transfer to Party A’s bank account as is specified in writing from time to time by Party A or by any other method of payment agreed by both Parties.

4.           TERM AND TERMINATION

4.1           This Agreement shall take effect on the date of execution of this Agreement and shall remain in full force and effect unless terminated pursuant to Clause 4.2.

4.2           This Agreement may be terminated by the election of any of the Parties in writing with or without reason:

5.           GOVERNING LAW AND JURISDICTION

5.1           Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the PRC.

6.           ASSIGNMENT

No part of this Agreement shall be assigned or transferred by either Party without the prior written consent of the other Party.

7.           GENERAL

7.1           The failure or delay in exercising a right or remedy under this Agreement shall not be constituted as a waiver of the right or remedy, and no single or partial exercise of any right or remedy under this Agreement shall prevent any further exercise of the right or remedy.

7.2           Should any clause or any part of any clause contained in this Agreement be declared invalid or unenforceable for any reason whatsoever, all other clauses or parts of clauses contained in this Agreement shall remain in full force and effect.

7.3           This Agreement constitutes the entire agreement between the Parties relating to the subject matter of this Agreement and supersedes all previous agreements.

7.4           No amendment or variation of this Agreement shall be valid unless it is in writing and executed by the Parties or their authorized representatives.

75           This Agreement shall be executed in two (2) duplicate originals in English and Chinese. Each Party shall receive one (1) duplicate original, and all originals shall be equally valid. If any conflicts between Chinese version and English version, Chinese version will prevail.

[SIGNATURE PAGE FOLLOWS]

［SIGNATURE PAGES］

IN WITNESS WHEREOF this Agreement is duly executed by each Party or its legal representatives.

PARTY A:	Huainan Zheng Yuan Commercial Trading Co., Ltd.
Legal/Authorized Representative: /s/ WANG, Duowei
Name: WANG, Duowei
Title: Director

PARTY B:	NewTech Enterprise Management, Inc.

Authorized Representative: /s/ ZHU, Mingzi
Name: ZHU, Mingzi
Title: Director